Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into by and between ENVIROTECH VEHICLES, INC., a Delaware corporation (the “Company”), with its corporate headquarters located at 1215 Graphite Drive, Corona, California 92881 and 2122 Wildcat Way, Porterville, California 93257 and PHILLIP W OLDRIDGE, the undersigned individual (“Executive”), with his address located at 4031 NE 25th Ave, Fort Lauderdale, FL 33308.

RECITAL

The Company and Executive desire to enter into an EMPLOYMENT AGREEMENT setting forth the terms and conditions of Executive’s employment with the Company.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Company and Executive agree as follows:

1. Employment.

(a) Term. The Company hereby employs Employee to serve as its Chief Executive Officer of the Company. The employment with the Company shall continue until terminated in accordance with this Agreement.

(b) Duties and Responsibilities. Executive will be reporting to the Company’s Board of Directors. Within the limitations established by the Bylaws of the Company, the Executive shall have each and all of the duties and responsibilities of the Executive’s position and such other duties on behalf of the Company as may be reasonably assigned from time to time by the Company’s Board of Directors.

(c) Location. Executive shall be entitled to perform his services as Chief Executive Officer at any location it is convenient for him to perform such services.

2. Compensation.

(a) Base Salary. Executive shall be paid a base salary (“Base Salary”) at the annual rate of Three Hundred Thousand Dollars ($300,000), payable in semi- monthly installments consistent with Company’s payroll practices. The annual Base Salary shall be reviewed on or before December 31 of each year, unless Executive’s employment hereunder shall have been terminated earlier pursuant to this Agreement. By December 31 of each year, the Board of Directors of the Company shall determine if such Base Salary should be increased for the following year in recognition of services to the Company. The Company agrees to begin compensating the Executive under this commencing March 1, 2021.

Executive shall also be eligible to receive an amount equal to five percent (5%) of the Net Income of the Company on an annual basis. The determination of Net Income, will be as set forth in the Company’s annual audited financial statements. The payment shall be made to Executive no later than fifteen days after the issuance of the Company’s audited financial statements. Any such payment shall be advance-based, and shall be subject to pro rata increase or decrease if the Company’s calculation of Net Income is subsequently adjusted in the following twelve months after payment. Executive must be employed by the Company as of the date of payment in order to be eligible to receive it.

Executive shall be paid a monthly automobile allowance of $1,500.

(b) Payment. Payment of all compensation to Executive hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

(c) Bonus. Executive may also be entitled to a bonus determined at the sole discretion of the Board of Directors.

3. Other Employment Benefits.

(a) Business Expenses. Upon submission of itemized expense statements in the manner specified by the Company, Executive shall be entitled to reimbursement for reasonable travel and other reasonable business expenses duly incurred by Executive in the performance of his duties under this Agreement.

(b) Benefit Plans. Executive shall be entitled to participate in the Company’s benefit plans offered by the Company to its employees during the term of this Agreement. Nothing in this Agreement shall preclude the Company from terminating or amending any employee benefit plan or program from time to time. The Company also agrees to include the Executive in any insurance plan it incorporates, including, but not limited to, medical insurance, dental insurance, long-term disability insurance, and life insurance. If Executive is paying for medical insurance or dental insurance and the Company has not instituted either or both a medical insurance plan or dental insurance plan, then Company shall reimburse Executive his out of pocket payments for medical insurance and dental insurance.

(c) Paid Time Off (PTO). Executive shall be entitled to three weeks of paid time off (PTO) in accordance with the Company’s policies. PTO is capped at 1.5 times the maximum annual accrual, at which point no further PTO accrues until some is used.

(d) No Other Benefits. Subject to Section 5(b), Executive understands and acknowledges that the compensation specified in Sections 2 and 3 of this Agreement shall be in lieu of any and all other compensation, benefits and plans. However, Executive will be entitled to receive additional stock option grants at the determination of the Board of Directors of the Company.

4. Executive’s Business Activities. Executive shall devote his entire business time, attention and energy to the business and affairs of the Company. Executive may serve as a member of the Board of Directors of other organizations that do not compete with the Company, and may participate in other professional, civic, governmental organizations, and activities that do not materially affect his ability to carry out his duties hereunder.

5. Termination of Employment.

(a) For Cause. Notwithstanding anything herein to the contrary, the Company may terminate Executive’s employment hereunder for cause (“Cause”) for any one of the following reasons: (1) conviction of a felony, or a misdemeanor where imprisonment is imposed, (2) commission of any act of theft, fraud, or falsification of any employment or Company records in any material way, (3) Executive’s failure or inability to perform any material reasonably assigned duties after written notice from the Company of, and a reasonable opportunity to cure, such failure or inability, or (4) material breach of this Agreement which breach is not cured within ten (10) days following written notice of such breach. Upon termination of Executive’s employment with the Company for Cause, the Company shall be under no further obligation to Executive for Base Salary or bonus, except to pay all accrued but unpaid Base Salary, accrued bonus (if any) and accrued paid time off to the date of termination thereof.

(b) Without Cause. The Company may terminate Executive’s employment hereunder at any time without cause.

(c) Good Reason. Executive may terminate this Agreement immediately upon the Company’s receipt of written notice of Executive’s resignation for Good Reason. For purposes of this Agreement, “Good Reason” means the occurrence of any of the following, in each case during the Employment Term without Executive’s written consent: (i) a material reduction in Executive’s Base Salary, other than where a same or similar reduction affects other executives of the Company; (ii) any material breach by the Company under any material provision of this Agreement; (iii) the Company’s failure to obtain an agreement from any successor to the Company to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no succession had taken place, except where such assumption occurs by operation of law; or (v) the dissolution of Company, involuntary or voluntary liquidation of Company, the appointment of a receiver for Company, or the assignment of this Agreement for the benefit of creditors. Executive cannot terminate Executive’s employment for Good Reason unless Executive has provided written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence of such grounds and the Company has had at least thirty (30) days from the date on which such notice is provided to cure such circumstances. Failure to provide such notice within thirty (30) days constitutes waiver of designating the particular grounds as Good Reason.

(d) Resignation. Executive may terminate this Agreement on a date set forth in a written notice of Executive’s resignation (other than for Good Reason) delivered to the Company by Executive (which date shall be no less than thirty (30) days after the Company’s receipt of such written notice, unless waived by the Company in writing).

(e) Termination without Cause; Resignation for Good Reason. If the Agreement is terminated (x) by the Company without Cause (other than as a result of Executive’s death or Disability) or (y) upon Executive’s resignation with Good Reason, then Executive shall be entitled to receive:

i. Executive’s Base Salary through the date of termination;

ii. reimbursement of reimbursable expenses incurred on or prior to the date of termination in accordance with Section 3(a);

iii. an amount equal to twelve (12) months of Executive’s Base Salary in effect on the date of termination, which shall be payable by the Company in equal installments over a twelve (12)-month period commencing on the date of termination in accordance with the Company’s normal payroll practices (as in effect from time to time);

iv. any bonus that would have payable within the twelve (12) months following the date of termination, if all performance metrics have been achieved, which shall be payable on the date of termination; and

v. the value of any accrued and unused paid time off as of the date of termination.

(f) The foregoing to the contrary notwithstanding, the amount described in Section 5(e) shall be payable to Executive (A) if and only if Executive has executed and delivered to the Company a general release agreement pertaining to this Agreement through the date of termination, and the general release agreement has become effective and irrevocable within fifty-five (55) days after the Date of termination (the “Required Release Date”), and (B) only so long as Executive has not purported to revoke or breach the provisions of the general release agreement; and Executive shall not be entitled to any other salary, bonuses, employee benefits or other compensation after the date of termination, except as otherwise expressly required by applicable law. Notwithstanding anything to the contrary, the payments under Section 5(e) shall commence on the first payroll date following the date that such general release agreement becomes effective and non-revocable; provided, however, that such first payment shall include all amounts that otherwise would have been paid prior to the date the first payment was made had such payments commenced immediately upon employment termination. Notwithstanding the two preceding sentences, to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if the Date of termination and Required Release Date are in two separate calendar years, any payments of amounts under Section 5(e) that constitute deferred compensation within the meaning of Section 409A of the Code shall be payable on the later of (A) the date such payment is otherwise payable under this Section 4(b) or (B) the first payroll date in such second calendar year.

(g) Cooperation. After notice of termination, Executive shall cooperate with the Company, as reasonably requested by the Company, to effect a transition of Executive’s responsibilities and to ensure that the Company is aware of all matters being handled by Executive. In addition, Executive shall resign as a member of the Company’s Board of Directors.

6. Disability of Executive. The Company may terminate this Agreement without liability if Executive shall be permanently prevented from properly performing his essential duties hereunder with reasonable accommodation by reason of illness or other physical or mental incapacity for a period of more than 120 consecutive days. In the event of the disability of Executive and his termination in accordance with this Section, the Company’s obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days the Company shall pay to Executive’s heirs or personal representatives Executive’s Base Salary and accrued paid time off accrued to the date of termination. However, if Executive’s employment is terminated by the Company under this section for disability, then all stock options that have not vested for Executive shall vest on the date of termination in accordance with the terms of any incentive plan they were issued under.

7. Death of Executive. In the event of the death of Executive, the Company’s obligations hereunder shall automatically cease and terminate; provided, however, that within 15 days the Company shall pay to Executive’s heirs or personal representatives Executive’s Base Salary and accrued paid time off to the date of death. However, if Executive’s employment is terminated by the Company under this section for death, then all stock options that have not vested for Executive shall vest on the date of termination in accordance with the terms of any incentive plan they were issued under.

8. Confidential Information and Invention Assignments. Executive understands that the Company possesses Proprietary Information (as defined below) which is important to its business and that this Agreement creates a relationship of confidence and trust between Executive and the Company with regard to Proprietary Information.

(a) Proprietary Information. For purposes of this Agreement, “Proprietary Information” is information that was or will be developed, created or discovered by or on behalf of the Company, or is developed, created or discovered by Executive while performing Services, or which became or will become known by, or was or is conveyed to the Company which has commercial value in the Company’s business. “Proprietary Information” includes, but is not limited to, trade secrets, designs, technology, know-how, works of authorship, source and object code, data, computer programs, ideas, techniques, business and product development plans, and other information concerning the Company’s actual or anticipated business, research or development, personnel information, terms of compensation and performance levels of Company employees, inventions (as defined in subsection (e) below), or that is received in confidence by or for the Company from any other person. Executive understands and agrees that this employment relationship creates a relationship of confidence and trust between the Company and Executive with respect to Proprietary Information.

(b) Confidentiality. At all times, both during the term of this Agreement and after its termination, Executive will keep in confidence and trust, and will not use or disclose any Proprietary Information without the prior written consent of the Company, except as may be necessary in the ordinary course of performing the Services under this Agreement.

(c) Company Documents. Executive understands that the Company possesses or will possess Company Documents that are important to its business. For purposes of this Agreement, “Company Documents” are documents or other media or tangible items that contain or embody Proprietary Information or any other information concerning the business, operations or plans of the Company, whether such documents have been prepared by Executive or by others. “Company Documents” include, but are not limited to, drawings, photographs, charts, graphs, research data, notebooks, computer disks, tapes or printouts, sound recordings and other printed, typewritten or handwritten documents. All Company Documents are and shall remain the sole property of the Company. Executive agrees not to remove any Company Documents from the business premises of the Company or deliver any Company Documents to any person or entity outside the Company, except as required in connection with performance of the Services under this Agreement. Executive further agrees that, immediately upon the Company’s request and in any event upon completion of the Services or the termination of this Agreement, Executive shall deliver to the Company all Company Documents, apparatus, equipment and other physical property or any reproduction of such property, excepting only Executive’s copy of this Agreement.

(d) Solicitation of Company Employees. During the term of this Agreement and for two years thereafter, Executive will not encourage or solicit any employee of the Company to leave the Company for any reason.

(e) Work for Hire. It is understood and agreed that if Executive has rendered or is rendering services to and for the benefit of the Company, including developing software or other technology, or creating improvements, inventions, designs, formulas, works of authorship, trade secrets, technology, ideas, processes, techniques, know-how and data, whether or not patentable (together, the “Inventions”), then those Inventions are for the sole and exclusive use of the Company, and that the Company shall be deemed the sole and exclusive owner of all right, title and interest in and to such Inventions, including any designs, source code, object code, enhancements and modifications, all files including input and output materials, all documentation relating to such Inventions, all media upon which any such computer programs, files and documentation are located (including tapes, disks and other storage media) and including all copyright, patent, trademark and other proprietary rights therein and relating thereto. All Inventions developed by Executive and any supporting documentation therefor shall be considered “Works for Hire” [as that term is defined under the United States Copyright Act (17 U.S.C., Section 101)] and, as such, shall be owned by and for the benefit of the Company.

(f) Disclosure of Inventions. Executive will promptly disclose in writing to the Company all Inventions made or conceived or reduced to practice or developed by Executive, either alone or jointly with others, during the term of this Agreement in connection with the Services that relate to any Proprietary Information.

(g) Title to Intellectual Property. All Proprietary Information and all title, patents, patent rights, copyrights, trade secret rights and other intellectual property and rights anywhere in the world (collectively “Rights”) in connection therewith shall be the sole property of the Company.

(h) Assignment of Inventions. In the event that it should be determined that any of the Inventions, Rights or supporting documentation therefor do not qualify as Works for Hire, Executive will and hereby does assign to the Company for no additional consideration, all right, title, and interest that he may possess in such Inventions and/or Rights and documentation including, but not limited to, all copyright and proprietary rights relating thereto. Executive hereby assigns to the Company any Rights Executive may have or acquire in such Proprietary Information.

(i) Cooperation with Company. Executive agrees to perform, during and after the term of this Agreement, all acts deemed necessary or desirable by the Company to permit and assist it, in evidencing, perfecting, obtaining, maintaining, defending and enforcing Rights and/or Executive’s assignment with respect to such Inventions in any and all countries. Such acts may include, but are not limited to, execution of documents and assistance or cooperation in legal proceedings. Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents, as Executive’s agents and attorneys-in-fact to act for and on behalf and instead of Executive, to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by Executive.

(j) Prior Confidentiality Agreements. Executive represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence Proprietary Information acquired by Executive in confidence or in trust prior to the execution of this Agreement. Executive has not entered into, and Executive agrees not to enter into, any agreement either written or oral that conflicts or might conflict with Executive’s performance of the Services under this Agreement.

(k) Right to License. If any Rights or Inventions assigned hereunder are based on, or incorporated, or are improvements or derivatives of, or cannot be reasonably made, used, reproduced and distributed without using or violating technology or Rights owned or licensed by Executive and not assigned hereunder, Executive hereby grants the Company a perpetual, worldwide, non-exclusive sublicensable right and license to exploit and exercise all such technology and Rights in support of the Company’s exercise or exploitation of any assigned Rights or Inventions (including any modifications, improvements and derivatives thereof).

(l) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016. Notwithstanding any other provision of this Agreement:

(i) Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that:

(A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or

(B) is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If Executive files a lawsuit for retaliation by the Company or any of its affiliates for reporting a suspected violation of law, Executive may disclose the Company’s or its affiliates’ trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive:

(A) files any document containing trade secrets under seal; and

(B) does not disclose trade secrets, except pursuant to court order.

(m) Notwithstanding anything else contained in this Section 8 or elsewhere in this Agreement, any provision in this Agreement requiring Executive to assign Executive’s Rights in all Inventions shall not apply to any Work Product that qualifies fully under the provisions of California Labor Code section 2870 (the terms of which are set forth on Addendum A to this Agreement), specifically, any invention that Executive developed entirely on Executive’s own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or the Company’s actual or demonstrably anticipated research or development; or (ii) result from any work performed by Executive for the Company. Executive shall bear the full burden of proving that an Invention qualifies fully under Section 2870.

9. Exclusive Employment. During employment with the Company, Executive will not do anything to compete with the Company’s present or contemplated business, nor will he plan or organize any competitive business activity. Executive will not during his employment or within two (2) years after it ends, without the Company’s express written consent, solicit or encourage any employee, agent, independent contractor or supplier to terminate or alter a relationship with the Company.

10. Assignment and Transfer. Executive’s rights and obligations under this Agreement shall not be transferable by assignment or otherwise, except by the Company, and any purported assignment, transfer or delegation thereof by Executive shall be void.

11. No Inconsistent Obligations. Executive is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his undertaking employment with the Company. Executive will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of others.

12. Miscellaneous.

(a) Attorneys’ Fees. Should either party hereto, or any heir, personal representative, successor or assign of either party hereto, resort to legal proceedings in connection with this Agreement or Executive’s employment with the Company, the party or parties prevailing in such legal proceedings shall be entitled, in addition to such other relief as may be granted, to recover its or their reasonable attorneys’ fees and costs in such legal proceedings from the non-prevailing party or parties; provided, however, that nothing herein is intended to affect the provisions of Section 12(l).

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to conflict of law principles.

(c) Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter hereof.

(d) Amendment. This Agreement may be amended only by a writing signed by Executive and by a duly authorized representative of the Company after approval of the Company’s Board of Directors.

(e) Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

(f) Construction. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Executive.

(g) Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either party hereto (or by its successor), whether pursuant to this Agreement, to any other agreement, or to law, shall not preclude or waive its right to exercise any or all other rights and remedies.

(h) Nonwaiver. No failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by an officer of the Company (other than Executive) or other person duly authorized by the Company’s Board of Directors.

(i) Notices. Any notice, request, consent or approval required or permitted to be given under this Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, with postage prepaid, to Executive’s residence (as noted in the Company’s records), or to the Company’s principal office, as the case may be.

(j) Assistance in Litigation. Executive shall, during and after termination of employment, upon reasonable notice, furnish such information and proper assistance to the Company as may reasonably be required by the Company in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become a party; provided, however, that such assistance following termination shall be furnished at mutually agreeable times and for mutually agreeable compensation.

(k) Disputes. Any controversy, claim or dispute arising out of or relating to this Agreement or the employment relationship, either during the existence of the employment relationship or afterwards, between the parties hereto, shall be litigated solely in state or federal court in Riverside County, California. Each party (1) submits to the jurisdiction of such court, (2) waives the defense of an inconvenient forum, and (3) agrees that valid consent to service may be made by mailing or delivery of such service to the party at the party’s last known address, if personal service delivery cannot be easily effected.

(l) Arbitration. Executive and the Company mutually and voluntarily agree that any controversy or claim arising out of or relating to this Agreement or the employment relationship between Executive and the Company, including any dispute regarding the scope or enforceability of this arbitration provision, shall be settled by individual arbitration administered by Judicial Arbitration and Mediation Services (JAMS) in accordance with the JAMS Employment Arbitration Rules and Procedures in effect as of the date of this Agreement (“JAMS Rules”), to the extent the JAMS Rules are consistent with the terms of this provision. Judgment on the award may be entered in any court having jurisdiction thereof. The parties also mutually agree that, except as otherwise required by enforceable law, arbitration shall be the sole and exclusive forum for resolving such disputes (including any dispute with the Company, any related parties, and any of their respective employees, officers, owners or agents, who shall be third-party beneficiaries of this provision), and both parties agree that they are hereby waiving any right to have their disputes resolved in civil litigation by a court or jury trial, including but not limited to any disputes arising under statutes such as Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, or the California Fair Employment and Housing Act. The arbitrator’s decisions on such matters shall be final and binding on the parties to the fullest extent permitted by law. The JAMS Rules are incorporated herein by reference, to the extent they are consistent with the terms of this provision, and may be found at available at https://www.jamsadr.com/rules-employment-arbitration/. The place of arbitration shall be Riverside County, California. Any arbitration hereunder shall be conducted only on an individual basis and not in a class, consolidated, or representative action. The Company shall pay the administrative costs and fees directly related to the arbitration, including the fees of the arbitrator. Each party shall otherwise bear its own respective attorneys’ fees and costs, including the costs of any depositions or for expert witnesses, unless any applicable law provides otherwise to the prevailing party, in which case the arbitrator shall have the authority to award costs and attorneys’ fees to the prevailing party in accordance with the applicable law. Neither a party nor the arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of both parties, unless otherwise provided by law. The parties’ agreement to arbitrate does not apply to claims that, pursuant to applicable law, cannot be subject to mandatory arbitration, including claims under the Private Attorney General Act; provided that, in the event of a dispute regarding whether, or the extent to which, any dispute is subject to arbitration, the parties agree that no underlying dispute or any facts regarding such dispute shall be submitted to a court until and unless a declaratory judgment is issued by the duly appointed arbitrator that allows a dispute to proceed in court based on a claim by a party that this arbitration provision is unenforceable as a matter of law as to an asserted claim. Moreover, nothing in this Agreement prevents Executive from filing or prosecuting a charge with any government agency (such as the Equal Employment Opportunity Commission) over which such agency has jurisdiction, or from participating in an investigation or proceeding conducted by any such agency. Any matter required to be arbitrated under this Section 15 shall be submitted to mediation in a manner agreed to by Executive and the Company. Executive and the Company agree to use mediation to attempt to resolve any such matter prior to filing for arbitration. Executive and the Company will select a mediator agreeable to both parties. The costs of the mediation and fees of the mediator will be borne entirely by the Company.

EXECUTIVE UNDERSTANDS AND AGREES THAT THIS AGREEMENT TO ARBITRATE CONSTITUTES A VOLUNTARY WAIVER OF THE RIGHT TO A TRIAL BY JURY OF ANY MATTERS COVERED BY THE ARBITRATION AGREEMENT. EXECUTIVE HAS HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL REGARDING THIS AGREEMENT INCLUDING THIS SECTION 15 REGARDING ARBITRATION.

(m) Mediation. The parties to this Agreement agree to mediate any dispute or claim arising between them out of this Agreement, or any resulting dispute concerning matters covered by this Agreement, before resorting to arbitration or court action. Mediation fees shall be borne by the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the last date set forth below.

ENVIROTECH VEHICLES, INC.:

DATE:	12/31/2021

By:	/s/ Michael K. Menerey

Name:	Michael K. Menerey

Its:	Chief Financial Officer

EXECUTIVE:

DATE:	12/31/2021

/s/ PHILLIP W. OLDRIDGE
PHILLIP W. OLDRIDGE

ADDENDUM A

CALIFORNIA LABOR CODE SECTION 2870

Section 2870 of the California Labor Code provides as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.